SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                  FORM 8-K/A

                                Amendment No. 2
                                      to
                                CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                               July 7, 1998
	Date of Report (date of earliest event reported)


                              BOATRACS, INC.
	(Exact Name of Registrant as Specified in its Charter)


   California              0-11038               33-0644381
(State or Other         (Commission           (IRS Employer Iden-
 Jurisdiction of         File Number)          tification Number)
 Incorporation)


                   10675 Sorrento Valley Road, Suite 200
                       San Diego, California  92121
                   (Address of Principal Executive Offices
                             Including Zip Code

                               (619) 657-0100
                      (Registrant's Telephone Number,
                            Including Area Code)


The undersigned Registrant presents Amendment No. 2 to its current report on Form 8-K/A to reflect the effects of the First Amendment to the Agreement and Plan of Reorganization as follows:

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

On July 7, 1998, Boatracs, Inc., a California corporation (the
"Company") acquired Enerdyne Technologies, Inc., a California corporation ("ET, Inc"). The acquisition was effected by means of a merger whereby ET, Inc. was merged with and into the Company's wholly owned subsidiary, Boatracs Acquisition, Inc., a California Corporation ("Boatracs Acquisition"). Boatracs Acquisition has changed its name to Enerdyne Technologies Inc. ("Enerdyne") and will continue ET, Inc's business of providing versatile, high performance digital video compression products to the Government and commercial markets.

Pursuant to the terms of an Agreement and Plan or Reorganization, as amended, dated as of July 7, 1998 (the "Merger Agreement"), by and between the Company, ET Inc., and the shareholders of ET Inc., the merger consideration paid to the shareholders of ET Inc., which was agreed upon between the parties in arm's length negotiations, consisted of an aggregate of (i) $1,953,800 in cash, (ii) $7,815,200 principal amount of senior promissory notes payable on July 7, 1999 and bearing interest at 8.5% per annum ("Senior Notes"), (iii) $1,953,800 principal amount of subordinated promissory notes ("Subordinated Notes") with specified minimum annual payments and any remaining amounts payable June 30, 2002 and bearing interest of 8.5% per annum, (iv) 2,930,700 shares of Common Stock of the Company and
(v) warrants ("Warrants") expiring on June 30, 2002 to purchase 488,450 shares of Common Stock of the Company at a purchase price of $2.00 per share.
Subject to terms and conditions stated therein, the Senior Notes are secured by all of the assets of ET Inc. and two of the Company's directors, officers and significant shareholders each severally guaranteed one-third of the unpaid principal balance of the Senior Notes as of July 7, 1999. The Company also agreed to satisfy the obligations of ET Inc. regarding payments to its financial advisors through delivery of $46,200 in cash, $184,800 of Senior Notes, $46,200 of Subordinated Notes, 69,300 shares of Common Stock and Warrants for the purchase of 11,550 shares of Common Stock.

A First Amendment to the Agreement and Plan of Reorganization ("Amendment") effective July 7, 1998 was executed by the parties on November 11, 1998.
The Amendment provides that if at least 50% of the principal amount due under the certain Senior Promissory Notes (defined in the Agreement and Plan of Reorganization) payable to the former shareholders of Enerdyne
(the "Former Shareholders") then: (a) the Non-statutory Stock Option Agreement between the Company and the Former Shareholders is amended by revising, in accordance with specified formulas, the number of option shares and the exercise price; (b) the Guaranty in favor of the Former Shareholders executed by two of the Company's directors, officers and principal shareholders is amended. If the prepayment is not made in accordance with the Amendment, the Company will issue 500,000 options to each of the Former Shareholders at an exercise price of $2.00 per share.

The funds for the cash payment were generated by the sale of a promissory note payable to the Company from the Company's president to an outside party and from working capital.

ENERDYNE TECHNOLOGIES, INC.
Financial Statements for the Nine-Month
Period Ended March 31, 1998 and for the
Fiscal Year Ended June 30, 1997




INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Enerdyne Technologies, Inc.:

We have audited the accompanying balance sheets of Enerdyne Technologies, Inc. (the "Company") as of March 31, 1998 and June 30, 1997, and the related statements of income and retained earnings and of cash flows for the nine-month period ended March 31, 1998 and for the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1998 and at June 30, 1997, and the results of its operations and its cash flows for the above-stated periods in conformity with generally accepted accounting principles.

/S/DELOITTE & TOUCHE LLP
San Diego, CA
July 31, 1998

ENERDYNE TECHNOLOGIES, INC.

BALANCE SHEET
MARCH 31, 1998 AND JUNE 30, 1997


                                                  March 31,        June 30,
ASSETS                                              1998             1997

CURRENT ASSETS:
  Cash and cash equivalents                      $1,131,516        $397,353
  Accounts receivable                             1,011,002         515,506
  Inventory                                         584,834         720,437
  Deferred income taxes                              79,866          47,685
  Other receivables                                                  68,200
                                                  ---------       ---------
           Total current assets                   2,807,218       1,749,181

PROPERTY - NET                                      342,070         368,947

OTHER ASSETS                                          5,775           5,775
                                                  ---------       ---------
TOTAL                                            $3,155,063      $2,123,903
                                                  =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                $156,880         $345,896
  Accrued expenses                                 678,049        1,068,437
  Income taxes payable                             478,919
                                                   -------        ---------
           Total current liabilities             1,313,848        1,414,333
DEFERRED INCOME TAX LIABILITY                       33,960            2,865

COMMITMENTS (Note 7)

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value - 10,000
   shares authorized,                                  500              500
     issued and outstanding
  Common stock, no par value - 1,000,000
   shares authorized, 20,000 shares issued
   and outstanding                                  20,000           20,000
  Retained earnings                              1,786,755          686,205
                                                 ---------          -------
           Total stockholders' equity            1,807,255          706,705
                                                 ---------          -------
TOTAL                                           $3,155,063       $2,123,903
                                                 =========        =========
See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1998 AND
THE YEAR ENDED JUNE 30, 1997


                                       Nine-Months          Year
                                          Ended             Ended
                                         March 31,         June 30,
                                           1998              1997

NET SALES                               $5,098,545        $5,794,128

COST OF SALES                           (1,183,922)       (1,938,816)
                                         ---------         ---------
           Gross profit                  3,914,623         3,855,312
                                         ---------         ---------
OPERATING EXPENSES:
  General and administrative             1,506,411         3,022,332
  Research and development                 218,825           266,101
  Selling and marketing                    543,170           356,307
                                           -------           -------
           Total operating expenses      2,268,406         3,644,740
                                         ---------         ---------
INCOME FROM OPERATIONS                   1,646,217           210,572
                                         ---------           -------
OTHER INCOME:
  Interest and other income                 14,923            25,176
                                            ------            ------
INCOME BEFORE PROVISION FOR INCOME TAXES 1,661,140           235,748

PROVISION FOR INCOME TAXES                (560,590)          (72,951)
                                           -------            ------
NET INCOME                               1,100,550           162,797

RETAINED EARNINGS, BEGINNING OF PERIOD     686,205           528,408

COMMON STOCK DIVIDENDS PAID                                   (5,000)
                                           -------             -----
RETAINED EARNINGS, END OF PERIOD        $1,786,755          $686,205
                                         =========           =======

See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS
FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1998 AND
THE YEAR ENDED JUNE 30, 1997


                                            Nine-Months             Year
                                               Ended                Ended
                                             March 31,             June 30,
                                                1998                 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                $1,100,550            $162,797
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization               60,173              62,113
    Changes in operating assets and liabilities:
      Accounts receivable                     (427,296)             42,641
      Inventory                                135,603              (4,189)
      Deferred income taxes                     (1,086)             71,180
      Accounts payable                        (189,016)            149,915
      Accrued expenses                        (390,388)            324,516
      Income taxes payable                     478,919            (290,773)
                                               -------             -------
           Net cash provided by operating
           activities                          767,459             518,200
                                               -------             -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property                        (33,296)           (221,485)
                                                ------             -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                    (5,000)
                                                                     -----
NET INCREASE IN CASH                           734,163             291,715

CASH, BEGINNING OF PERIOD                      397,353             105,638
                                               -------             -------
CASH, END OF PERIOD                         $1,131,516           $ 397,353
                                             =========             =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                 $8,793                $735
                                                 =====                 ===
  Income taxes paid                            $79,744            $310,325
                                                ======             =======

See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 1, 1997 TO MARCH 31, 1998
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Enerdyne Technologies, Inc. (the "Company") was incorporated in California in December 1984. The Company develops and manufactures high performance digital video compression products.

On July 7, 1998, the Company was acquired by Boatracs, Inc. ("Boatracs") for $22,580,000 to be paid in the form of cash, notes payable and Boatracs' common stock and warrants for common stock.

Cash and Cash Equivalents - Cash equivalents consist of highly liquid investments purchased with a maturity of three months or less.

Accounts Receivable - In the opinion of management, substantially all accounts receivable are collectible. Accordingly, no allowance for doubtful accounts was considered necessary at March 31, 1998 and June 30, 1997.

Inventories - Inventories are carried at the lower of average cost or market.

Property - Property is stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, generally six to ten years.

Revenue Recognition - Sales of standard video compression units which do not entail significant customer modification are recognized upon shipment of products to customers. Revenues related to contracts involving significant customer modifications or the development of new technologies are accounted for using the percentage-of-completion method, primarily based upon specific contract deliverables. Products are subject to a right of return for one year. An allowance for estimated future returns is recorded at the time of shipment based on historical returns. Actual return experience has not been significant.

Income Taxes - The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Concentration of Credit Risk - The Company invests its excess cash in certificates of deposit. The Company has not experienced any losses on its certificates of deposit.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from those estimates.

Significant Customers - Sales to two customers comprised greater than 10% of the Company's total revenues for the nine-month period ended March 31, 1998. Revenues earned from these customers were $1,283,000 and $788,000, respectively. Receivables from these customers totaled $243,000 and $346,000, respectively, at March 31, 1998.

Sales to one customer comprised greater than 10% of the Company's total revenues for the year ended June 30, 1997. Revenue earned from this customer was $853,635. No amounts were receivable from this customer at June 30, 1997.

2.	INVENTORY
Inventory consists of the following:
                                              March 31,          June 30,
                                                1998               1997

Raw materials                                  $425,842          $361,805
Work in process                                 138,523           358,632
Finished goods                                   20,469
                                                 ------           -------
Total                                          $584,834          $720,437
                                                =======           =======



3.	PROPERTY - NET
Property consists of the following:

                                               March 31,         June 30,
                                                 1998              1997

Machinery and equipment                        $401,644          $388,858
Computer equipment                              131,411           112,966
Furniture and fixtures                           31,307            31,307
Leasehold improvements                           27,300            25,235
                                                 ------            ------
                                                591,662           558,366
Less accumulated depreciation and amortization (249,592)         (189,419)
                                                -------           -------
Total                                          $342,070          $368,947
                                                =======           =======

4.	INCOME TAXES
The components of the provision for income taxes are as follows:

                                             Nine Months           Year
                                                Ended              Ended
                                           March 31, 1998      June 30, 1997

Current:
  Federal                                      $455,688           $(4,764)
  State                                         105,988             7,092
                                                -------             -----
Total                                           561,675             2,328

Deferred:
  Federal                                       (13,645)           54,487
  State                                          12,560            16,136
                                                 ------            ------
Total                                            (1,085)           70,623
                                                  -----            ------
Provision for income taxes                     $560,590           $72,951
                                               ========            ======


The provision for income taxes is different from that which would be obtained by applying the statutory Federal income tax rate (35%) to income before provision for income taxes.  The items causing this difference are as follows:
                                                Nine-Months       Year
                                                   Ended          Ended
                                              March 31, 1998   June 30, 1997

Provision at statutory rate                       $512,527       $80,154
State income taxes, net of Federal benefit          77,056        15,330
Federal tax credits                                (21,883)      (26,610)
Other                                               (7,110)        4,077
                                                     -----         -----
Provision at effective rate                       $560,590       $72,951
                                                   =======        ======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:
                                               March 31, 1998  June 30, 1997

State taxes                                         $46,626        $(3,477)
Reserves and accruals not currently deductible       20,310         10,154
Differences between book and tax basis of fixed
  and intangible assets                             (33,960)       (33,225)
Differences between book and tax basis inventory     12,930         41,008
Deferred tax credits                                                30,360
                                                     ------         ------
Total                                               $45,906       $ 44,820
                                                     ======         ======
5.	PREFERRED AND COMMON STOCK
Preferred stock is held by one shareholder and has a liquidation preference of $347.50 per share. The Preferred shareholder is not entitled to vote or receive dividends. Common shareholders are entitled to receive dividends when and as declared by the Company's Board of Directors. All outstanding shares of stock were acquired by Boatracs, Inc. as of at July 7, 1998. (See Note 1).

6.	PROFIT SHARING PLAN
The Company has a profit sharing plan for eligible employees. To be eligible to join the Plan, an employee must be 21 years of age and must have completed one year of service, as defined in the Plan. The Company makes discretionary contributions as determined by the Company's Board of Directors. Contributions accrued and paid for the nine-months ended
March 31, 1998 and for the year ended June 30, 1997 were $82,500 and $119,418, respectively.

7.	COMMITMENTS
The Company leases its principal facility under an operating lease. Rent expense for the nine-months ended March 31, 1998 and for the year ended June 30, 1997 was $45,864 and $64,786, respectively. Future minimum lease payments for the facility lease are as follows for the calendar year:

1998                              $45,864
1999                               35,672
                                   ------
Total minimum payments            $81,536
                                   ======





Item 7

(b) Proforma Financial Information

The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1998 and for the twelve months ended December 31, 1997 give effect as if the acquisition of Enerdyne Technologies, Inc. (ET, Inc.) occurred as of January 1, 1998 and 1997, respectively. The condensed consolidated balance sheet as of March 31,1998 gives effect to the acquisition as if such transaction occurred on March 31, 1998.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company based on the historical financial statements of the Company and of ET, Inc. and the acquisition of ET, Inc. using the purchase method of accounting. Assumptions and adjustments are discussed in the accompanying notes to the pro forma condensed consolidated financial statements.
In the opinion of the management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the period had the transaction occurred on the dates indicated.
In addition, such financial statements do not purport to indicate the results of future operations of financial position of the Company from the acquisition date forward.

The accompanying pro forma financial statements reflect the allocation of purchase price based on a preliminary analysis of the values of equity instruments issued and the assets acquired and liabilities assumed. Final analysis may result in a change to the purchase price allocation.

BOATRACS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1998
(IN  000'S)                                   ADJUST-
                    BOATRACS     ET, INC.     MENTS       TOTALS
REVENUES             $2,003       $1,700                  $3,703
COST OF REVENUES      1,202          395                   1,597
                      -----          ---                   -----
GROSS PROFIT            801        1,305                   2,106

SELLING, GENERAL AND
  ADMINISTRATIVE        703          756    ** 312         1,771
                        ---          ---       ---         -----
INCOME (LOSS) FROM
OPERATIONS               98          549      (312)          335

OTHER INCOME (EXPENSE)   32            5    1)(213)         (176)
                         --            -       ---           ---
INCOME (L0SS) BEFORE
 PROVISION FOR INCOME
 TAXES                  130          554      (525)          159

TAX PROVISION (BENEFIT)              187    4)(113)           74
                        ---          ---       ---            --
NET INCOME (LOSS)       130          367      (412)          $85

BASIC EARNINGS (LOSS)
 PER COMMON SHARE      $.01          N/A                    $.00

DILUTED EARNINGS (LOSS)
 PER COMMON SHARE      $.01          N/A                    $.00

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING         15,831                               18,831

Dilutive effect of:
Employee stock options  854                                  854
Warrants                 78                                  132
Weighted average of
 common shares
 outstanding, assuming
 dilution            16,763                               19,817


Notes to pro forma condensed consolidated financial statement of operations for the three months ended March 31, 1998:

The following entries are made to adjust the condensed consolidated statement of operations to give effect to the acquisition of ET, Inc. as if it has occurred at the beginning of the quarter, January 1, 1998.

** The adjustment of $312 is the sum of entries 2), 3) and 5), which have been combined for ease of presentation.

1) To record three months of interest expense at 8.5% on $10 million of notes payable.

Dr.        Interest Expense                    $213
Cr.        Interest Payable                                    $213

2) To record three months amortization expense of goodwill with a 16 year life.

Dr.        Amortization expense                $165
Cr.        Accumulated amortization                            $165

3) To record three months amortization expense on a patent valued at $18 million with a 16 year life.

Dr.        Amortization expense                $281
Cr.        Accumulated amortization                            $281

4) To record the tax effect of the non-deductible patent amortization. The remaining tax benefit is presumed subject to a valuation allowance.

Dr.        Deferred taxes                      $113
Cr.        Income tax benefit                                  $113

5) To eliminate three months of Enerdyne executive salaries and bonuses greater than the amount specified in the applicable employment agreements.

Dr.        Cash                                $134
Cr.        Salary expense                                      $134

6) The weighted average number of shares has been recomputed to include the shares issued in relation to the Enerdyne acquisition as if they had been outstanding since January 1, 1998. The resulting weighted average number of shares is 18,831,368.

BOATRACS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(IN 000'S)

                                                   ADJUST-
                    BOATRACS        ET, INC.        MENTS     TOTAL


REVENUES             $5,248         $6,296        5) $877    $12,421

COST OF REVENUES      3,035          1,759        5)  731      5,525
                      -----          -----            ---      -----
GROSS PROFIT          2,213          4,537            146      6,896
SELLING, GENERAL AND
  ADMINISTRATIVE      2,505          3,335         **(878)     4,962
                      -----          -----            ---      -----
INCOME FROM OPERATIONS (292)         1,202          1,024      1,934

OTHER INCOME (EXPENSE)   37             23        1) (850)      (790)
                         --             --            ---        ---
INCOME (LOSS) BEFORE
  PROVISION FOR TAXES  (255)         1,225            174      1,144
                        ---          -----            ---      -----
TAX PROVISION (BENEFIT)   0            410        4) (450)       (40)
                          -            ---            ---         --
NET INCOME             (255)           815            624      1,184
                        ---            ---            ---      -----
BASIS EARNINGS (LOSS)
  PER COMMON SHARE    ($.02)           n/a                      $.08

DILUTED EARNINGS        n/a                                     $.07
(LOSS) PER COMMON
     SHARE
WEIGHTED AVERAGE
  SHARES OUTSTANDING 13,535                                   16,535

Diluted effect of:
Employee stock options                                           142
Warrants                                                           0
Weighted average of
 common shares
 outstanding,
 assuming
 dilution                                                     16,677

Notes to pro forma condensed consolidated statement of operations for the year ended December 31, 1997:

The following entries have been made to adjust the condensed consolidated statement of operations for the year ended December 31, 1997 as if the acquisition of Enerdyne had taken effect as of January 1, 1997.

** The entry of $878 is the sum of entries 2), 3), 5) and 6) which have been combined for ease of presentation.

1) To record interest expense on notes payable at 8.5% on $10 million of notes payable.

Dr.         Interest expense			$850
Cr.         Interest payable					$850

2) To record amortization expense of goodwill with a 16 year life.

Dr.         Amortization expense                $660
Cr.         Accumulated amortization				$660

3) To record amortization expense on a patent valued at $18 million with a 16 year life.

Dr.        Amortization expense                $1,125
Cr.        Accumulated amortization                           $1,125

4) To record the tax effect of the non-deductible patent amortization. The remaining tax benefit is presumed subject to a valuation allowance.

Dr.        Deferred taxes                        $450
Cr.        Income tax benefit                                   $450

5) To record ten months operations of MED Associates, Inc. acquired November 1, 1997.

Dr         Cost of Sales                         $731
Dr         Selling, general and administrative     67
Cr         Revenues                                             $877
Cr         Retained earnings                                     $79

6) To eliminate Enerdyne executive salaries and bonuses greater than the amount specified in the applicable employment agreements.

Dr.        Cash                               $2,730
Cr         Salary expense                                     $2,730

7) The weighted average number of shares has been recomputed to include the shares issued in relation to the Enerdyne acquisition as if they had been outstanding since January 1, 1997. The resulting weighted average number of shares is 16,535,077.


BOATRACS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
(IN 000'S)

                                               ADJUST-
                   BOATRACS      ET, INC.       MENTS      TOTAL

ASSETS
------
Cash                   $257       1,131       1)(1,131)      $193
                                              2)(2,000)
                                              3) 1,436
                                              4)   500
Other current assets  2,362       1,676       1)(1,676)     4,244
                                              4)  (500)
                                              2) 2,382
Total current assets  2,619       2,807                     4,437

Property - net          252         342       1)  (342)       252
Patent                                        2)18,000     18,000
Goodwill                810                   2)10,553     11,363
Other assets            327           6       1)    (6)       327
                        ---           -              -        ---
   Total assets      $4,008      $3,155                   $34,379
                      -----       -----                    ------
LIABILITIES AND STOCK-
  HOLDERS EQUITY
Accounts payable     $1,386        $157       1)  (157)    $1,386
Other current
 liabilities            515       1,157       1)(1,157)     1,690
                        ---       -----          -----      -----
                                              2) 1,175
  Total current
  liabilities         1,901       1,314                     3,076

Deferred income taxes                         2) 7,200      7,200
Notes payable                                 2)10,000     10,000
Deferred income tax                  34       1)   (34)
Common stock, no
 par value            6,989          20       1)   (20)
                                              2)10,560
                                              3)   (44)    17,505
Note receivable for
 common stock        (1,568)                  3) 1,480        (88)
Accumulated earnings
 (deficit)           (3,314)      1,787       1)(1,787)    (3,314)
                      -----       -----          -----      -----
  Total liabilities
   and stock-holders
   equity            $4,008      $3,155                   $34,379
                      -----       -----                    ------

Notes to pro forma condensed consolidated balance sheet:

1)  To eliminate ET, Inc. balance sheet as of 3/31/98 due to acquisition.

Dr.                 Accounts payable            157
                    Other current liabilities 1,157
                    Deferred income tax          34
                    Common Stock                 20
                    Accumulated earnings      1,787
Cr.                   Cash                              1,131
                      Other current assets		1,676
                      Property -net                       342
                      Other assets                          6

2) To record purchase of ET, Inc.

Dr                  Patent                   18,000
                    Goodwill                 10,553
                    Assets of ET,. Inc. at
                      fair value              2,382
Cr.                 Deferred tax balance		7,200
                    Liabilities of ET,. Inc.
                    at fair value                       1,175
                    Notes payable                      10,000
                    Common stock                       10,560
                    Cash                                2,000

3) Entry to record payment on a note receivable from an officer and major shareholder of the Company which was repaid at a discount prior to the acquisition. This transaction was necessary to finalize the acquisition.

Dr.     Cash                            1,436
        Common Stock (discount given)      44
Cr.     Note Receivable                                 1,480

4) To reclassify a deposit placed in escrow on the acquisition.

Dr.    Cash                              500
Cr.    Current assets                                     500





(c) Exhibits

2.2 First Amendment to Agreement and Plan of Reorganization by and among Boatracs, Inc., a California corporation, Boatracs Acquisiton, Inc., a California corporation, Enerdyne Technologies, Inc., a California corporation, Scott T. Boden, Irene Shinsato, Jon Gilbert and Michael Silverman.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 1998		BOATRACS, INC.

                                        BY: /S/ MICHAEL SILVERMAN,
                                        CHAIRMAN OF THE BOARD